Exhibit 4.20

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”) dated as of February 19, 2016 (the “Amendment No. 2 Effective Date”), is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (the “LC Borrower”), MCDERMOTT FINANCE L.L.C., a Delaware corporation (the “Term Borrower”), the LC Lenders listed on the signature pages hereto, the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”).  Reference is made to the Credit Agreement dated as of April 16, 2014, among the LC Borrower, the Term Borrower, the Administrative Agent, and the Lenders and Issuers party thereto (as amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”).

The parties hereto hereby agree as follows:

Section 1.Defined Terms; Other Definitional Provisions.  As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein.  Each term defined in the Credit Agreement (as amended hereby) and used herein without definition shall have the meaning assigned to such term in the Credit Agreement (as amended hereby), unless expressly provided to the contrary.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement shall be amended as follows:

(a)Section 1.1 of the Credit Agreement is hereby amended by adding a new definition of “Adjusted EBITDA” to read as follows:

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period plus, (b) to the extent deducted in the calculation of Consolidated Net Income for such period, but without duplication, for any Fiscal Quarter ending on or after March 31, 2016 but before April 16, 2017 that is included in such period, restructuring expenses (except as otherwise captured in clauses (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v) and (b)(ix) of the definition of “EBITDA” herein) associated with the conclusion of the LC Borrower’s “McDermott Profitability Initiative” or the implementation of the LC Borrower’s “Additional Overhead Reduction” program originally initiated in the Fiscal Year ended December 31, 2015; provided that such restructuring expenses shall not be added in calculating Adjusted EBITDA for such period to the extent that the aggregate amount of such restructuring expenses incurred during such Fiscal Quarter and each prior Fiscal Quarter (whether during or prior to such period) pursuant to this clause (b) exceeds $25,000,000.00.

(b)Section 5.1 of the Credit Agreement is hereby amended by adding “Adjusted” after “shall not permit” therein.

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(c)Exhibit H-1 to the Credit Agreement is hereby replaced with Exhibit H-1 attached hereto.

Section 3.LC Borrower Representations and Warranties.  The LC Borrower represents and warrants that:

(a)both before and after giving effect to this Amendment and any Issuance on the Amendment No. 2 Effective Date, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment No. 2 Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b)both before and after giving effect to this Amendment and any Issuance on the Amendment No. 2 Effective Date, no Default or Event of Default has occurred and is continuing;

(c)the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the LC Borrower and each Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d)the execution, delivery and performance by the LC Borrower and each Guarantor of this Amendment do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the LC Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the LC Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the LC Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents (as amended hereby) in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the LC Borrower or any Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e)the person who is executing this Amendment on behalf of the LC Borrower and each Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f)this Amendment constitutes the legal, valid, and binding obligation of the LC Borrower and each Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights

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of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.Conditions to Effectiveness.  This Amendment shall become effective on the Amendment No. 2 Effective Date upon receipt by the Administrative Agent of this Amendment executed by the LC Borrower, the Term Borrower, each Guarantor, the Administrative Agent, and Requisite LC Lenders.

Section 5.Reaffirmation of Credit Support.

(a)Each of the LC Borrower and each Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents (as amended hereby) pursuant to, each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party shall not be impaired, and each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b)Each Credit Support Party (other than the LC Borrower and the Term Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement (as amended hereby), this Amendment or any other Loan Document (as amended hereby) shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6.Acknowledgments and Agreements.

(a)The LC Borrower acknowledges that on and as of the Amendment No. 2 Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment.  Each of the LC Borrower, the Administrative Agent, each Issuer party hereto and each LC Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the LC Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

(b)From and after the Amendment No. 2 Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

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Section 7.Miscellaneous.

(a)Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, LC Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

Section 8.Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 11.Entire Agreement.  This Amendment AND the Credit Agreement as amended HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS and UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LC BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By: /s/ Katherine Murray
Name:Katherine Murray
Title:Vice President, Treasurer

TERM BORROWER:

MCDERMOTT FINANCE L.L.C.

By: /s/ James P. Goodwin
Name: James P. Goodwin
Title:Assistant Treasurer

[Signature page to Amendment No. 2 – McDermott International, Inc.]

GUARANTORS:

Chartering Company (Singapore) Pte. Ltd.

DEEPSEA (AMERICAS) LLC

DEEPSEA (EUROPE) LIMITED

DEEPSEA (UK) LIMITED

DEEPSEA GROUP LIMITED

DEEPSEA (US) INCORPORATED

Eastern Marine Services, Inc.

Global Energy - McDermott Limited

Hydro Marine Services, Inc.

J. Ray Holdings, Inc.

International Vessels Ltd.

J. Ray McDermott (Aust.) Holding Pty. Limited

J. Ray McDermott Canada Holding, Ltd.

J. Ray McDermott Canada, Ltd.

J. Ray McDermott (Caspian), Inc.

J. Ray McDermott Engineering Services Private
Limited

J. Ray McDermott Far East, Inc.

J. Ray McDermott Holdings, LLC

J. Ray McDermott, S.A.

J. Ray McDermott International, Inc.

J. Ray McDermott Kazakhstan limited liability
partnership

J. Ray McDermott Logistic Services PVT. Limited

J. RAY MCDERMOTT (NORWAY), AS

J. Ray McDermott (Qingdao) Pte. Ltd.

J. Ray McDermott Solutions, Inc.

J. Ray McDermott Technology, Inc.

J. Ray McDermott Underwater Services, Inc.

By:/s/ James P. Goodwin
Name:James P. Goodwin
Title:Assistant Treasurer

[Signature page to Amendment No. 2 – McDermott International, Inc.]

J. Ray McDermott West Africa Holdings, Inc.

J. Ray McDermott West Africa, Inc.

Malmac Sdn. Bhd.

McDermott Asia Pacific Pte. Ltd.

McDermott Australia Pty. Ltd.

MCDERMOTT BLACKBIRD HOLDINGS, LLC

McDermott Caspian Contractors, Inc.

McDermott Eastern Hemisphere, Ltd.

McDermott Engineering, LLC

McDermott Far East, Inc.

McDermott Gulf Operating Company, Inc.

McDermott, Inc.

McDermott International Investments Co., Inc.

McDermott Investments, LLC

McDermott International Management, S. DE RL.

McDermott International Trading Co., Inc.

McDermott International Vessels, Inc.

McDermott Marine Construction Limited

McDermott Middle East, Inc.

McDermott Offshore Services Company, Inc.

McDermott Old JV Office, Inc.

McDermott Overseas, Inc.

mcdermott subsea, inc.

McDermott Subsea Engineering, Inc.

McDermott Trade Corporation

North Atlantic Vessel, Inc.

OPI Vessels, Inc.

Sabine River Realty, Inc.

SparTEC, Inc.

By:/s/ James P. Goodwin
Name:James P. Goodwin
Title:Assistant Treasurer

[Signature page to Amendment No. 2 – McDermott International, Inc.]

DEEPSEA (HOLLAND) B.V.

J. Ray McDermott Investments B.V.

J. Ray McDermott (Luxembourg), S.ar.L.

J. Ray McDermott (Nigeria) LIMITED

McDermott Holdings (U.K.) Limited

McDermott International B.V.

McDermott International Marine Investments N.V.

Mc Dermott Overseas Investment Co. N.V.

McDermott Servicos Offshore do Brasil Ltda.

PT. Baja Wahana Indonesia

Singapore Huangdao Pte. Ltd.

Varsy International N.V.

Eldridge pte. ltd.

By:/s/ James P. Goodwin
Name:  James P. Goodwin
Title:Authorized Person

[Signature page to Amendment No. 2 – McDermott International, Inc.]

J. Ray McDermott de Mexico, S.A. de C.V.
McDermott Marine Mexico, S.A. de C.V.
Servicios Profesionales de Altamira, S.A. de C.V.
Servicios de Fabricacion de Altamira, S.A. de C.V.

By:/s/ James P. Goodwin                          .
Name: James P. Goodwin
Title:Attorney-in-fact

[Signature page to Amendment No. 2 – McDermott International, Inc.]

EXECUTED AND DELIVERED

as deed on behalf of

J. Ray McDermott International Vessels, Ltd.

By: /s/ James P. Goodwin                          .

Name: James P. Goodwin

Title:   Assistant Treasurer

Witnessed

By: /s/ Robert E. Stumpf                          .

Name: Robert E. Stumpf

Title:   Assistant Secretary

EXECUTED AND DELIVERED

as deed on behalf of

McDermott Cayman Ltd.

By: /s/ James P. Goodwin                          .

Name:  James P. Goodwin

Title:    Assistant Treasurer

Witnessed

By: /s/ Robert E. Stumpf                          .

Name: Robert E. Stumpf

Title:   Assistant Secretary

EXECUTED AND DELIVERED

as deed on behalf of

Offshore Pipelines INTERNATIONAL, Ltd.

By: /s/ James P. Goodwin                          .

Name:  James P. Goodwin

Title:    Assistant Treasurer

Witnessed

By: /s/ Robert E. Stumpf                          .

Name:  Robert E. Stumpf

Title:    Assistant Secretary

[Signature page to Amendment No. 2 – McDermott International, Inc.]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and as an LC Lender
By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

[Signature page to Amendment No. 2 – McDermott International, Inc.]

WELLS FARGO BANK, N.A., As an LC Lender
By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Vice President

[Signature page to Amendment No. 2 – McDermott International, Inc.]

COMPASS BANK dba BBVA Compass, As an LC Lender
By:	/s/ Khoa Duong
Name:	Khoa Duong
Title:	Vice President

[Signature page to Amendment No. 2 – McDermott International, Inc.]

Standard Chartered Bank, As an LC Lender
By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director

[Signature page to Amendment No. 2 – McDermott International, Inc.]

The Bank of Nova Scotia, As an LC Lender
By:	/s/ J. Frazell
Name:	J. Frazell
Title:	Director

[Signature page to Amendment No. 2 – McDermott International, Inc.]

Exhibit H-1

FORM OF LC FACILITY COMPLIANCE CERTIFICATE

For Fiscal [Quarter/Year] Ended [___________], 201[_] (the “Calculation Period”)

This certificate dated as of [___________], 201[_] is prepared pursuant to the Credit Agreement dated April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among McDermott International, Inc., a Panamanian corporation (the “Parent”), McDermott Finance L.L.C., a Delaware limited liability company, the Lenders, the Issuers and Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders and the Issuers and collateral agent for the Lenders and the Issuers. The terms used herein and not otherwise defined herein have the meanings attributed thereto in the Credit Agreement.

The undersigned hereby certifies in his or her capacity as a Responsible Officer of the Parent and not in his or her individual capacity that (a) except as disclosed on Schedule [_] hereto, during the Calculation Period, the Parent and its Restricted Subsidiaries have not undertaken any Asset Sale permitted by clauses (h), (i) or (j) of Section 8.4 of the Credit Agreement (and that such schedule identifies the aggregate consideration received in connection with such Asset Sale(s) if the such aggregate consideration exceeds $2,500,000.00), (b) that[, except as disclosed on Schedule [_] hereto (including the nature thereof and the action with the Parent has taken or proposed to take with respect thereto)], no Default or Event of Default has occurred and is continuing, and (c) that as of the end of the Calculation Period, the following amounts and calculations were true and correct:

1.	Section 5.1 – Minimum EBITDA

EBITDA_______________ (a)

Adjusted EBITDA_______________ (b)

EBITDA Adjustment_______________ (c)

Adjusted EBITDA + EBITDA Adjustment (b + c)_______________ (d)

Minimum EBITDA$251,000,000.00    (e)

Compliance (d ≥ e)Yes No

2.	Section 5.2 – Minimum Liquidity

Liquidity1_______________

Minimum Liquidity$200,000,000.00

Compliance Yes No

3.	Section 5.3 – LC Facility Collateral Coverage Ratio

Aggregate Fair Market Value of the Mortgaged Vessels ______________ (a)

Aggregate principal amount of Term Loans______________ (b)

Aggregate face value of each Financial Letter of Credit______________ (c)

Reimbursement Obligations (or, for any Reimbursement

Obligations in any Alternative Currency, the Dollar Equivalent

thereof)______________ (d)

The mark-to-market foreign exchange exposure of the Parent

and its Subsidiaries that is not secured by cash______________ (e)

LC Facility Collateral Coverage Ratio:

a / (b + c + d + e)______________

Minimum LC Facility Collateral Coverage Ratio1.20:1.00

Compliance Yes No

[1]	Unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries.

IN WITNESS WHEREOF, I have hereto signed my name to this LC Facility Compliance Certificate as of the date first above written.

McDermott International, Inc.
By:
Name:
Title: